Exhibit 10.5

FINAL FORM

STOCKHOLDERS’ Agreement

among

BLAIZE HOLDINGS, INC.,

BURTECH LP LLC,

BURKHAN CAPITAL LLC

and

each person identified on schedule I

dated as of

[●], 2024

Stockholders’ Agreement

This Stockholders’ Agreement (this “Agreement”), dated as of [●], 202[●] (the “Effective Date”), is entered into by and among Blaize Holdings, Inc., a Delaware corporation (the “Company”) (formerly known as BurTech Acquisition Corp., a Delaware corporation), BurTech LP LLC, a Delaware limited liability company (the “Sponsor”), Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”), and the Persons set forth on Schedule I hereto (together with Burkhan and the Sponsor, the “Stockholders” and each, a “Stockholder”). The parties hereto are each sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined herein).

Recitals

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of December 22, 2023, (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Blaize, Inc., a Delaware corporation (“Legacy Blaize”), pursuant to which, among other things, on the date hereof, Merger Sub merged with and into Legacy Blaize, with Legacy Blaize continuing on as the surviving entity and a wholly owned subsidiary of the Company, on the terms and conditions set forth therein;

WHEREAS, immediately following the closing of the transactions contemplated by the Merger Agreement (the “Closing”), each Stockholder beneficially owns and/or controls the number and percentage of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) as set forth opposite such Stockholder’s name on Schedule I hereto, as applicable;

WHEREAS, pursuant to the terms of the Merger Agreement, Burkhan and/or its Affiliates and/or its nominees have made a very significant financial contribution to Legacy Blaize that has benefitted the Company (the “Burkhan Financial Contribution”); and

WHEREAS, Burkhan and/or its Affiliates and/or its nominees were unwilling to make the Burkhan Financial Contribution unless the Company agreed to enter into this Agreement at Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Capitalized terms used herein and not otherwise defined shall have the meanings specified or referenced in this ARTICLE I.

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or written inquiry, or any proceeding, investigation or judgment by or before any Governmental Authority.

“Affiliate” means with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Annual Meeting” has the meaning set forth in Section 3.03.

“Applicable Law” means all applicable provisions of: (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” has the meaning set forth in Section 2.01(a).

“Burkhan” has the meaning set forth in the preamble.

“Burkhan Financial Contribution” has the meaning set forth in the recitals.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended, modified, supplemented, or restated from time to time.

“Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Company, dated as of [●], 2024, as amended, modified, supplemented, or restated from time to time.

“Class III Director” means that any Director designated as Class III director pursuant to the Company’s Certificate of Incorporation.

“Closing” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person that, directly or indirectly, competes with the Company and/or whose business is or includes the business of the Company (or any portion thereof).

“Confidential Information” has the meaning set forth in Section 3.02(a).

“Corporate Opportunity” has the meaning set forth in Section 3.01.

“Designated Stock Exchange” has the meaning set forth in Section 2.01(h).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time and including any successor legislation thereto and any regulations promulgated thereunder.

“Director” has the meaning set forth in Section 2.01(a).

“Effective Date” has the meaning set forth in the preamble.

“Governing Documents” means the Bylaws and the Certificate of Incorporation.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, legislature, court or tribunal..

“Independent Director” has the same meaning as in the rules and regulations of the Designated Stock Exchange.

“Initial Designee” has the meaning set forth in Section 2.01(b).

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Law” means any statute, law (including common law), ordinance, rule, regulation, Governmental Order or other similar legal requirement, in each case, of any Governmental Authority.

“Legacy Blaize” has the meaning set forth in the recitals.

“Marital Relationship” means a civil union, domestic partnership, marriage, or any other similar relationship that is legally recognized in any jurisdiction.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Party” or “Parties” has the meaning set forth in the preamble.

“Permitted Transferee” has the meaning set forth in Section 5.06.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Qualification Requirements” has the meaning set forth in Section 2.01(h).

“Representative” means, with respect to any Person, any and all directors, managers, members, partners, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Shares” means the shares of Common Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization.

“Sponsor” has the meaning set forth in the preamble.

“Spousal Consent” has the meaning set forth in Section 5.15.

“Spouse” means a spouse, a party to a civil union, a domestic partner, a same-sex spouse or partner, or any individual in a Marital Relationship with a Stockholder.

“Stockholder Designees” has the meaning set forth in Section 2.01(b).

“Stockholder Group” means the Stockholders and controlled Affiliates of Burkhan.

“Stockholders” has the meaning set forth in the preamble.

“Termination Event” has the meaning set forth in Section 2.01(b).

ARTICLE II
Management and Operation of the Company

Section 2.01          Board of Directors. Each Party to this Agreement covenants and agrees as follows:

(a)         For as long as this Agreement remains in effect, the Company agrees that the business and affairs of the Company shall be managed through a board of directors (the “Board”) consisting of nine (9) members (each, a “Director”).

(b)         For so long as the Stockholder Group Beneficially Owns, in the aggregate, a number of Shares equal to or greater than ten percent (10%) of the total number of issued and outstanding Shares, the Stockholder Group shall have the right, but not the obligation, to designate two (2) Directors (each, a “Stockholder Designee”).

(c)         If the Stockholder Group Beneficially Owns, in the aggregate, a number of Shares less than ten percent (10%) of the total number of issued and outstanding Shares, but the Sponsor and Burkhan Beneficially Own, in the aggregate, a number of Shares equal to or greater than five percent (5%) of the total number of issued and outstanding Shares, the Stockholders shall have the right, but not the obligation, to designate one (1) Stockholder Designee.

(d)         The initial Stockholder Designees, each of whom is a Director as of the date hereof, are [●] and [●] (each, an “Initial Designee”).

(e)         The Company shall take, and cause to be taken, all necessary actions to ensure that each Stockholder Designee is nominated and elected as a Director from time to time on and after the date hereof pursuant to this Section 2.01, including to cause such Stockholder Designee to be so included in the slate of nominees recommended by the Board for election as Directors at each applicable annual meeting of the stockholders of the Company with respect to the election of the applicable class of Directors, to solicit proxies or consents in favor of such Stockholder Designee and to cause the applicable proxies to vote in accordance with the foregoing and for such Stockholder Designee to be duly elected and appointed to such position, subject, in each case, to the satisfaction of the Qualification Requirements pursuant to Section 2.01(h). If a Stockholder Designee is deemed to not satisfy the Qualification Requirements, the Stockholder Group shall have the right to designate a new individual as such Stockholder Designee. For so long as any Stockholder Designee serves as a member of the Board, each Stockholder Designee shall be a Class III Director (such Class III Directors serving three-year terms, subject in each case to re-election for additional three-year terms).

(f)          The right of the Stockholder Group and the Stockholders to designate the Stockholder Designees pursuant to Section 2.01(b) and Section 2.01(c), respectively, to remove any Stockholder Designee pursuant to Section 2.01(j) and to replace any Stockholder Designee pursuant to Section 2.01(k) may be exercised at the direction of a Stockholder or Stockholders holding Shares representing a majority of the outstanding Shares collectively held by the Stockholders at such time and shall be coordinated by the Stockholder Group with the Company.

(g)          Each Stockholder Designee shall hold office until the earlier to occur of (i) the expiration of such Stockholder Designee’s term, or (ii) such Stockholder Designee’s death, disability, retirement, resignation, or removal in accordance with Section 2.01(j); provided, that (x) upon the termination of this Agreement in accordance with Section 4.01, the Stockholder Group shall cause each Stockholder Designee to immediately tender his or her resignation as a Director and (y) if the Stockholder Group ceases to Beneficially Own, in the aggregate, a number of Shares equal to or greater than ten percent (10%) of the total number of issued and outstanding Shares, the Stockholder Group shall, if applicable, cause a Stockholder Designee to immediately tender his or her resignation as a Director such that only one (1) Stockholder Designee continues to be a Director thereafter.

(h)         A nominee shall not be eligible to serve as a Stockholder Designee if (i) the election or appointment of such Person to the Board would result in the Company failing to comply with any rule or regulation of the Commission or any national securities exchange on which the Common Stock is listed or admitted to trading (the “Designated Stock Exchange”) or any other Applicable Law or (ii) such nominee: (A) does not satisfy the skill and experience qualifications for service as a director of the Company applicable to all Directors; (B) has engaged in acts or omissions constituting a breach of such Person’s fiduciary duties to the Company and its stockholders; (C) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law; (D) has engaged in any transaction involving the Company from which such Person derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction; (E) is an employee or director of a Competitor of the Company; or (F) does not irrevocably agree in writing, in a form reasonably acceptable to the Company, subject to applicable law, to immediately offer to resign from the Board upon the occurrence of a Termination Event (such resignation to be accepted or rejected in the sole discretion of the Board) (collectively, the “Qualification Requirements”). The Board and any applicable committee thereof must act in good faith in determining that a nominee to be a Stockholder Designee does not satisfy such Qualification Requirements. The Company hereby agrees and acknowledges that, as of the date hereof, each of the Initial Designees satisfies the Qualification Requirements.

(i)          Each Stockholder shall vote all Shares over which such Stockholder has voting control and shall take all other necessary or desirable actions within such Stockholder’s control to elect to the Board any individual designated by the Stockholder Group pursuant to Section 2.01(b) or Section 2.01(c). The Stockholders shall not grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to any securities of the Company if and to the extent the terms thereof conflict with the provisions of this ARTICLE II.

(j)          The Stockholder Group shall have the right at any time to remove (with or without cause) any Stockholder Designee designated by it for election to the Board pursuant to Section 2.01(b) or Section 2.01(c) and each Stockholder shall vote all Shares over which such Stockholder has voting control and shall take all other necessary or desirable actions within such Stockholder’s control to remove from the Board any individual designated by the Stockholder Group that the Stockholder Group desires to remove pursuant to this Section 2.01(j). Except as provided in the preceding sentence or as permitted pursuant to the Certificate of Incorporation, for as long as this Agreement remains in effect, the Stockholder Designees may only be removed with the consent of the Stockholders.

(k)         From the date hereof until a Termination Event has occurred, if a vacancy on the Board is created at any time by the death, retirement, disability, removal or resignation of a Stockholder Designee, the Stockholder Group shall be entitled to designate a replacement for such Stockholder Designee.

(l)          The Board shall have the right to establish any committee of Directors as the Board shall deem appropriate from time to time and in accordance with the Bylaws. Subject to this Agreement, the Governing Documents, and Applicable Law, committees of the Board shall have the rights, powers, and privileges granted to such committee by the Board from time to time. Any delegation of authority to a committee of Directors to take any action must be approved in the same manner as would be required for the Board to approve such action directly. At least one of the Stockholder Designees shall serve on each committee of Directors, other than any committee of Directors that consists solely of Independent Directors, subject to compliance with applicable stock exchange rules and regulations.

(m)        The nominating committee of the Board shall consult, in good faith, with both Stockholder Designees regarding the determination of the Independent Directors.

ARTICLE III
Other Agreements

Section 3.01          Corporate Opportunities. Except as otherwise provided in the second sentence of this Section 3.01: (a) no Stockholder or any of their respective Representatives shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company in which the Company may, but for the provisions of this Section 3.01, have an interest or expectancy (a “Corporate Opportunity”); and (b) no Stockholder or any of their respective Representatives (even if such Person is also an officer or Director of the Company) shall be deemed to have breached any fiduciary or other duty or obligation to the Company by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or directs, sells, assigns, or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided, that the Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer or Director of the Company whether or not such individual is also a Representative of a Stockholder, if such opportunity is expressly offered to such Person in his or her capacity as an officer or Director of the Company. The Stockholders hereby recognize that the Company reserves such rights.

Section 3.02          Confidentiality.

(a)         Each Stockholder acknowledges that during the term of this Agreement, it will have access to and become acquainted with trade secrets, proprietary information, and confidential information belonging to the Company and its Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements, and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents that the Company treats as confidential, in any format whatsoever (including oral, written, electronic, or any other form or medium) (collectively, “Confidential Information”). In addition, each Stockholder acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense, and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to Competitors or made available to the public. Without limiting the applicability of any other agreement to which any Stockholder is subject, each Stockholder shall, and shall cause its Representatives to, keep confidential and not, directly or indirectly, disclose or use (other than solely for the purposes of such Stockholder monitoring and analyzing its investment in the Company) at any time, including, without limitation, use for personal, commercial, or proprietary advantage or profit, any Confidential Information of which such Stockholder is or becomes aware. Each Stockholder in possession of Confidential Information shall, and shall cause its Representatives to, use reasonable best efforts to safeguard such information and to protect it against disclosure, misuse, espionage, loss, and theft.

(b)         Nothing contained in Section 3.02(a) shall prevent any Stockholder from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Stockholder; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories, or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Stockholders; or (vi) to such Stockholder’s Representatives who, in the reasonable judgment of such Stockholder, need to know such Confidential Information and agree to be bound by the provisions of this Section 3.02 as if a Stockholder; provided, that in the case of clause (i), clause (ii), or clause (iii), such Stockholder shall notify the Company in writing of the proposed disclosure as far in advance of such disclosure as practicable (but, to the extent legally permitted, shall not make any such disclosure before notifying the Company) so that the Company may in its sole discretion seek a protective order or other appropriate remedy and/or waive compliance with this Section 3.02, and such Stockholder shall cooperate with the Company to obtain any such protective order or other remedy; provided, further, that if, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, such Stockholder or any of its Representatives are nonetheless legally compelled to disclose Confidential Information in the circumstances described in clause (i), clause (ii) or clause (iii), such Stockholder and its Representatives to whom such request or demand is directed may disclose to such agency or authority only that portion of the Confidential Information that is legally required or requested to be disclosed and such Stockholder and its Representatives shall use their respective reasonable best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such Governmental Authority, and such Stockholder shall promptly notify the Company of (x) its determination to make such disclosure and (y) the nature, scope and contents of such disclosure.

(c)         The restrictions of Section 3.02(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or any of its Representatives in violation of this Agreement; (ii) is or has been independently developed or conceived by such Stockholder without use of Confidential Information; or (iii) becomes available to such Stockholder or any of its Representatives on a non-confidential basis from a source other than the Company, the other Stockholders, or any of their respective Representatives, provided, that the receiving Stockholder does not know that such source is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information.

(d)         The obligations of each Stockholder under this Section 3.02 shall survive for so long as such Stockholder remains a Stockholder, and for two (2) years following the earlier of: (i) termination, dissolution, liquidation, and winding up of the Company; or (ii) the first date on which such Stockholder ceases to own any Shares.

Section 3.03          Annual Meeting. The Company will hold an annual meeting of the stockholders (the “Annual Meeting”) during each calendar year for the election of directors and for the transaction of such other business as may properly come before the meeting. The Annual Meeting shall be held at such date, time and place (which may be held by means of teleconference or other means of remote communication in compliance with the DGCL), as shall be determined by the Board and stated in the notice of the meeting.

Section 3.04          Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder hereby agrees to execute and deliver such additional documents, certificates, instruments and conveyances, provide such assurances and take such further actions as, in each case, may be reasonably necessary or as another Party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated hereby.

ARTICLE IV
Term and Termination

Section 4.01          Termination. This Agreement shall terminate upon the earliest of:

(a)         in respect of a Stockholder, such Stockholder no longer own, directly or indirectly, any Shares;

(b)         the first date on which the Stockholders Beneficially Own, in the aggregate, a number of Shares less than five percent (5%) of the total number of issued and outstanding Shares;

(c)         the termination, dissolution, liquidation, or winding up of the Company; or

(d)         the agreement of the Stockholders acting together and by unanimous written instrument.

Section 4.02          Effect of Termination.

(a)         The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement. For the avoidance of doubt, such termination shall not effect:

(i)          the existence of the Company;

(ii)         the obligation of any Party to this Agreement to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

(iii)        the rights that any Stockholder may have by operation of law as a stockholder of the Company; or

(iv)        the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b)         Notwithstanding anything to the contrary herein, the following provisions shall survive the termination of this Agreement: Section 2.01(g), Section 3.02, this Section 4.02 and ARTICLE V.

ARTICLE V
Miscellaneous

Section 5.01          Expenses. Except as otherwise set forth in this Agreement, each Party shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisors and accountants.

Section 5.02          Notices.

(a)         All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in case of this clause (iv), solely to the extent no “bounce back” or similar message is received) addressed as follows:

(i)          if to the Company, to:

Blaize Holdings, Inc.
4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, CA 95762
Attention: Harminder Sehmi
Email: harminder.sehmi@blaize.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Ryan J. Maierson; Ryan J. Lynch
Email: ryan.maierson@lw.com; ryan.lynch@lw.com

(ii)         if to a Stockholder, at the address set forth opposite such Stockholder’s name on Schedule I attached hereto; and

(iii)        if to the Spouse of a Stockholder: (A) if applicable, in care of the Spouse’s attorney of record at the attorney’s address; or (B) if the Spouse is unrepresented, at the Spouse’s last known address.

or to such other address or addresses as the Parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 5.03          Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits, and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 5.04          Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 5.05          Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Governing Document, the Stockholders and the Company shall use their respective best efforts to amend such Governing Document to comply with the terms of this Agreement.

Section 5.06          Successors and Assigns; Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties and any such transfer without such prior written consent shall be void; provided, however, that, without the prior written consent of any other Party, each Stockholder may, in connection with a transfer of Shares to another Person, assign its rights and obligations under this Agreement, in whole or in part, to such other Person so long as such assignee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement substantially in the form of Schedule II hereto evidencing its agreement to become a party to, and to be bound to the same extent as such Stockholder by all of the provisions of, this Agreement (a “Permitted Transferee”). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. For the avoidance of doubt, nothing in this Agreement shall be construed or interpreted to limit the right of any Stockholder to freely transfer their Shares.

Section 5.07          No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.

Section 5.08          Amendment and Modification. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by the Company, Sponsor and Burkhan and which makes reference to this Agreement. Any such written amendment, modification, or supplement will be binding upon the Company and each Stockholder.

Section 5.09          Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 5.10          Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 5.11          Jurisdiction; Waiver of Jury Trial.

(a)         Except as specifically set forth in Section 5.12, any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the Parties and any other Person seeking to enforce this Agreement irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 5.11.

(b)         EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.12          Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement, including, without limitation, mandatory injunctions, and to enforce specifically the terms and provisions hereof and seek such injunctive relief, without the necessity of posting a bond or other security or proof of actual damages, in accordance with this Section 5.12, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement and injunctive relief (including mandatory injunctions) is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement (including mandatory injunctions) and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.12 shall not be required to provide any bond or other security in connection with any such injunction or specific performance. Each of the Parties to this Agreement consents to personal jurisdiction for any equitable action sought in the Delaware Court of Chancery or any state or federal court in any part of the world having competent jurisdiction. In any Action arising out of or related to this Agreement or the transactions contemplated hereby, the prevailing party in such Action shall be entitled to recover all reasonable costs, fees and expenses relating thereto (including reasonable attorneys’ fees and expenses and court costs) from the other party, in addition to any other relief to which such prevailing party may be entitled.

Section 5.13          Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 5.14          Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed (including by electronic signature) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.15          Spousal Consent. Each Stockholder who has a Spouse on the date of this Agreement shall cause such Stockholder’s Spouse to execute and deliver to the Company a spousal consent in the form of Schedule III hereto (a “Spousal Consent”), pursuant to which the Spouse acknowledges that he or she has read and understood the Agreement and agrees to be bound by its terms and conditions. If any Stockholder should marry or engage in a Marital Relationship following the date of this Agreement, such Stockholder shall cause his or her Spouse to execute and deliver to the Company a Spousal Consent within sixty days thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

THE COMPANY:

BLAIZE HOLDINGS, INC.

By:
Name:
Title:

STOCKHOLDERS:

[_____________]

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement of Blaize Holdings, Inc.]

SCHEDULE I

Stockholder	Address	Number of Shares Held/Controlled	Percentage
BurTech LP LLC
Burkhan Capital LLC
[Burkhan Controlled Affiliates][1]

1 Additional parties to be limited to controlled Affiliates of Burkhan identified on or prior to the closing date.

SCHEDULE II

FORM OF JOINDER TO STOCKHOLDERS’ AGREEMENT

___________, 20___

Reference is made to the Stockholders’ Agreement, dated as of [ ● ], 2024, by and among Blaize Holdings, Inc., a Delaware corporation (the “Company”), BurTech LP LLC, a Delaware limited liability company, Burkhan Capital LLC, a Delaware limited liability company and each Person identified on Schedule I thereto (as amended from time to time, the “Stockholders’ Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders’ Agreement.

Each of the Company and the undersigned holder of Shares (the “New Stockholder”) agrees that this Joinder to the Stockholders’ Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

The New Stockholder hereby agrees to and does become party to the Stockholders’ Agreement as a Stockholder. This Joinder shall serve as a counterpart signature page to the Stockholders’ Agreement and by executing below the New Stockholder is deemed to have executed the Stockholders’ Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed (including by electronic signature) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

BLAIZE HOLDINGS, INC.

By:
Name:
Title:

schedule III

CONSENT OF SPOUSE

I, [SIGNING SPOUSE NAME], spouse of [NAME OF STOCKHOLDER], acknowledge that I have read the Stockholders’ Agreement, dated as of [_], 202[_], by and among Blaize Holdings, Inc., a Delaware corporation (the “Company”), BurTech LP LLC, a Delaware limited liability company, Burkhan Capital LLC, a Delaware limited liability company, and each Person identified on Schedule I thereto, to which this Consent of Spouse (this “Consent”) is attached as Schedule III (as the same may be amended or amended and restated from time to time, the “Agreement”), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the voting and transfer of the Shares (as defined in the Agreement) of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that I and any interest, including any community property interest, that I may have in any Shares of the Company subject to the Agreement shall be irrevocably bound by the Agreement, including any restrictions on the transfer or other disposition of any Shares of the Company, methods for distributing assets of the Company, or voting or other obligations as set forth in the Agreement.

I am aware that the legal, financial, and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent. I am satisfied with the terms of this Consent and I understand and have received full disclosure of all the rights that I am agreeing to waive.

I hereby agree that my spouse may join in any future amendment, waiver, consent, or modification of the Agreement without any further signature, acknowledgment, agreement, or consent on my part or notice to me.

Dated to be effective on	.

[SIGNING SPOUSE NAME]

STATE OF [_____]

COUNTY OF

BEFORE ME, the undersigned notary, on this day personally appeared                                           , known to me (or proved to me on the oath of                                       or through                                           (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that [he/she] executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this _____ day of ________________________, [YEAR].

My term expires:

(Seal)
Notary Public, State of [_____]